CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-286846 on Form S-6 of our report dated June 4, 2025, relating to the financial statement of FT 12257, comprising ETF Growth and Income June '25 (ETF Growth and Income Portfolio, June 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 4, 2025